As filed with the Securities and Exchange Commission on May 11, 2010.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address, including zip code, of each registrant’s principal executive offices)

The Walt Disney Company Amended and Restated 2005 Stock Incentive Plan

(Full Title of the Plan)

David K. Thompson, Esq.

Senior Vice President-Deputy General Counsel-

Corporate and Assistant Secretary

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for services)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Shares(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	42,000,000 shares	$33.28	$1,397,550,000	$99,646

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Plan.
(2)	Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based upon the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on May 6, 2010.

INCORPORATION OF EARLIER REGISTRATION STATEMENT

This registration statement relates to the registration of 42,000,000 additional shares of the common stock, par value $0.01 per share, of The Walt Disney Company (the “Company”) reserved for issuance under the Company’s Amended and Restated 2005 Stock Incentive Plan. The contents of the Company’s registration statement on Form S-8 (File No. 333-123516) filed with the Securities and Exchange Commission (“SEC”) on March 23, 2005, the contents of the Company’s registration statement on Form S-8 (File No. 333-141494) filed with the Securities and Exchange Commission on March 22, 2007, the contents of the Company’s registration statement on Form S-8 (File No. 333-151033) filed with the Securities and Exchange Commission on May 20, 2008, and the contents of the Company’s registration statement on Form S-8 (File No. 333-159027) filed with the Securities and Exchange Commission on May 7, 2009 are incorporated herein by reference, except as the same may be modified by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2009, filed on December 2, 2009.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended January 2, 2010, filed on February 9, 2010, the Company’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2010 filed on May 11, 2010, and the Company’s Current Reports on Form 8-K filed on January 8, 2010, January 12, 2010, February 18, 2010, February 25, 2010 and March 16, 2010.

(c) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on November 17, 1999.

All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 8.	Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Description

4.1	The Walt Disney Company Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 16, 2010).

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 16, 2010).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 16, 2010).

5.1	Opinion of David K. Thompson, Senior Vice President - Deputy General Counsel and Assistant Secretary.

23.1	Consent of David K. Thompson (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 11th day of May, 2010.

THE WALT DISNEY COMPANY

By:	/s/ DAVID K. THOMPSON
David K. Thompson
Senior Vice President-
Deputy General Counsel-Corporate and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints James A. Rasulo, Alan N. Braverman and Roger J. Patterson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROBERT A. IGER	President, Chief Executive Officer and Director	May 11, 2010
Robert A. Iger	(Principal Executive Officer)

/s/ JAMES. A. RASULO	Senior Executive Vice President and Chief	May 11, 2010
James A. Rasulo	Financial Officer (Principal Financial Officer)

/s/ BRENT A. WOODFORD	Senior Vice President—Planning and Control	May 11, 2010
Brent A. Woodford	(Principal Accounting Officer)

/s/ JOHN E. PEPPER	Chairman of the Board and Director	May 11, 2010
John E. Pepper

/s/ SUSAN E. ARNOLD	Director	May 11, 2010
Susan E. Arnold

Director
John E. Bryson

/s/ JOHN S. CHEN	Director	May 11, 2010
John S. Chen

/s/ JUDITH L. ESTRIN	Director	May 11, 2010
Judith L. Estrin

Director
Steven P. Jobs

/s/ FRED H. LANGHAMMER	Director	May 11, 2010
Fred H. Langhammer

/s/ AYLWIN B. LEWIS	Director	May 11, 2010
Aylwin B. Lewis

/s/ MONICA C. LOZANO	Director	May 11, 2010
Monica C. Lozano

/s/ ROBERT W. MATSCHULLAT	Director	May 11, 2010
Robert W. Matschullat

/s/ SHERYL K. SANDBURG	Director	May 11, 2010
Sheryl K. Sandburg

/s/ ORIN C. SMITH	Director	May 11, 2010
Orin C. Smith

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	The Walt Disney Company Amended and Restated 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 16, 2010).

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 16, 2010).

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed March 16, 2010).

5.1	Opinion of David K. Thompson, Senior Vice President - Deputy General Counsel and Assistant Secretary.

23.1	Consent of David K. Thompson (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on the signature page).

4